Exhibit 32.1

CERTIFICATION

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code), each of the undersigned officers of Standard Microsystems Corporation (the Company), does hereby certify, to such officer’s knowledge, that:

(a)
the Annual Report on Form 10-K for the fiscal year ended February 28, 2011 of the Company fully complies, in all material respects, with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, and

(b)	information contained in the Form 10-K fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: April 19, 2011

By:	/s/ Christine King
(signature)
Christine King
President and Chief
Executive Officer (Principal Executive Officer)

By:	/s/ Kris Sennesael
(signature)
Kris Sennesael
Vice President and Chief Financial Officer
(Principal Financial Officer)